                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report
                                February 17, 1999



                          WESTERN WIRELESS CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



                                   Washington
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



               000-28160                                91-1638901
         (Commission File Number)            (IRS Employer Identification No.)




                         3650 131st Avenue SE, Suite 400
                               Bellevue, WA 98006
                    ----------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (425) 586-8700




--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

On February 17, 1999, Western Wireless Corporation issued the following press release:

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:
Investment Community:                              Media:
Ken Prussing                                       John Snyder
Western Wireless Corporation                       Snyder Buscher Group
(425) 586-8072                                     (206) 652-9704
ken.prussing@wwireless.com                         jsnyder@sbgir.com
www.wwireless.com

  WESTERN WIRELESS ANNOUNCES FOURTH QUARTER AND YEAR END 1998 FINANCIAL RESULTS
           - CELLULAR FREE CASH FLOW OF $82.3 MILLION FOR THE YEAR - VOICESTREAM(R) WIRELESS SUBSCRIBER GROWTH OF 151 PERCENT IN 1998 -

                                        -

    BELLEVUE, Wash. (February 17, 1999) -- Western Wireless Corporation (NASDAQ:
WWCA), a leading provider of cellular and personal communications services ("PCS"), announced today its financial and operating results for the fourth quarter and year ended December 31, 1998.

    "1998 has been a year of great accomplishments for Western Wireless," said John Stanton, chairman and chief executive officer of Western Wireless. "Our business continues to be one of the fastest growing wireless providers in the country, adding over 330,000 new customers. In cellular, while growing the subscriber base rapidly, we also grew EBITDA (operating income before depreciation and amortization) by almost 50 percent and generated over $80 million in free cash flow (EBITDA less capital expenditures). We continue to be excited by the prospect of expanding our wireless service offering in rural America."

    "During 1998 our VoiceStream Wireless business increased total subscribers by 151 percent over the prior year" continued Stanton. "This growth in subscribers demonstrates that consumers are excited by the new alternative to wireless service that is being offered by VoiceStream. The launch of the Phoenix market in the fourth quarter of 1998 and the impending launch of our Seattle market are evidence that we continue to move the VoiceStream Wireless name forward in the west. Our international team continues to look for opportunities around the globe. We are pleased with their progress and excited by the future prospects in the international arena."

TOTAL COMPANY RESULTS

    At the end of the fourth quarter 1998 the company had 982,800 subscribers, a 52 percent increase over the fourth quarter of 1997. The company reported revenues of $171.6 million for the quarter, up 51 percent over the same quarter a year ago. Net loss was $57.2 million, a loss of $0.75 per share for the quarter compared to a loss of $72.3 million, a loss of $0.99 per share, for the fourth quarter of 1997. Consolidated EBITDA in the fourth quarter was $8.2 million compared to an EBITDA loss of $2.2 million for the same quarter in 1997.

    For the year ended December 31, 1998, total revenues for the company were $584.6 million, a 54 percent increase from $380.6 million in 1997. The net loss for the year ended December 31, 1998, was $224.1 million, a loss of $2.95 per share compared to a loss of $265.5 million a loss of $3.76 per share, for the year ended December 31, 1997. Consolidated EBITDA for the year ended December 31, 1998 was $34.8 million compared to an EBITDA loss of $26.2 million for 1997.

WESTERN WIRELESS CELLULAR RESULTS

    Cellular subscribers increased by 140,400 during the year (including acquisitions of 5,100). For the quarter ending December 31, 1998, cellular subscribers were 660,400, a 27 percent year to year increase. Cellular service revenues for the fourth quarter of 1998 increased 31 percent from the same quarter a year ago to $111.6 million. Cellular EBITDA for the quarter was $42.8 million, a 40 percent increase over the same quarter in 1997. Cellular capital expenditures were $23.9 million for the quarter. For the year ended December 31, 1998, cellular service revenues were $401.9 million, a 38 percent increase over 1997. Cellular EBITDA was $155.7 million for the year ended December 31, 1998, a 50 percent increase over 1997 EBITDA of $103.9 million. The cellular business generated $82.3 million in free cash flow for the year ended December 31, 1998.

WESTERN WIRELESS INTERNATIONAL

    1998 was an exciting year for Western Wireless International ("WWI"), marked by the acquisition of three new licenses, the commercial launch of one new market, and the continued growth of its first two operations. WWI operating companies were awarded licenses in Ireland, Croatia, and Haiti in 1998. In May, Tal hf, WWI's Icelandic operating company, launched commercial service, achieving a 3.9% penetration rate in its first eight months of operation. WWI's operating companies in Latvia, Georgia, and Iceland provide service to over 75,000 subscribers at the end of 1998.

VOICESTREAM WIRELESS RESULTS

    VoiceStream Wireless subscribers increased by 193,800 during the year. For the quarter ending December 31, 1998, VoiceStream subscribers were 322,400, a 151 percent year to year increase. VoiceStream service revenues for the fourth quarter of 1998 increased 159 percent from the same quarter a year ago to $42.8 million. The VoiceStream EBITDA loss for the quarter was $34.6 million. EBITDA before marketing expenses (including the net loss on equipment sales) for the quarter ended December 31, 1998 was $7.6 million. VoiceStream capital expenditures were $104.1 million for the quarter, which includes expenditures to prepare for the Phoenix, and Seattle launches. For the year ended December 31, 1998, VoiceStream service revenues were $127.5 million, a 142 percent increase over 1997. The VoiceStream EBITDA loss was $120.9 million for the year ended December 31, 1998.

    VOICESTREAM WIRELESS SPIN-OFF

    On February 8, 1999, Western Wireless announced that it had received a favorable ruling from the Internal Revenue Service regarding the tax free nature of a potential spin-off of its 80.1 percent ownership of VoiceStream Wireless Corporation. On February 5, 1999, the Board of Directors of Western Wireless approved such a spin-off transaction and authorized the management of the company to effectuate the transaction. Completion of the spin off transaction is subject to conditions including receipt of certain third party consents and the review of filings by the Securities and Exchange Commission. It is anticipated that the spin off transaction will be completed during the second quarter of 1999.

    Based in Bellevue, Wash., Western Wireless Corp. is a leading provider of wireless communications services in the western United States. It currently offers cellular service marketed under the Cellular One(R) name in 17 western states. Marketed under the VoiceStream name, Western Wireless provides PCS service using the globally dominant GSM technology in ten U.S. markets. In conjunction with joint ventures, Western Wireless provides VoiceStream PCS service in three additional markets. Western Wireless' combined cellular and PCS licenses, along with its joint ventures, cover over half the land in the continental United States.



                    [Remainder of page intentionally blank.]

                          WESTERN WIRELESS CORPORATION
                      Consolidated Statements of Operations
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                             Three months ended December 31,   Twelve months ended December 31,
                                                             -------------------------------   --------------------------------
                                                                  1998             1997             1998             1997
                                                              ------------     ------------     ------------     ------------
Revenues:
    Subscriber revenues                                       $    129,940     $     88,207     $    454,016     $    297,724
    Roamer revenues                                                 23,135           12,167           70,250           39,977
    Equipment sales and other revenues                              18,532           13,008           60,316           42,877
                                                              ------------     ------------     ------------     ------------
                Total revenues                                     171,607          113,382          584,582          380,578
                                                              ------------     ------------     ------------     ------------

Operating expenses:
    Cost of service                                                 31,544           23,621          106,570           90,184
    Cost of equipment sales                                         33,113           25,671          110,220           83,167
    General and administrative                                      43,685           33,694          164,231          112,543
    Sales and marketing                                             55,113           32,621          168,756          120,875
    Depreciation and amortization                                   42,686           36,543          158,169          133,470
                                                              ------------     ------------     ------------     ------------
                Total operating expenses                           206,141          152,150          707,946          540,239
                                                              ------------     ------------     ------------     ------------

Operating loss                                                     (34,534)         (38,768)        (123,364)        (159,661)
                                                              ------------     ------------     ------------     ------------

Other income (expense):
    Interest and financing expense, net                            (32,847)         (31,167)        (126,345)         (98,964)
    Equity in net loss of unconsolidated affiliates                 (7,154)          (3,951)         (28,866)         (11,058)
    Other, net                                                       2,579            1,593           10,471            4,149
                                                              ------------     ------------     ------------     ------------
                Total other income (expense)                       (37,422)         (33,525)        (144,740)        (105,873)
                                                              ------------     ------------     ------------     ------------

Minority interest in net loss of consolidated subsidiaries          14,750                            44,035
                                                              ------------                      ------------


                Net loss                                      $    (57,206)    $    (72,293)    $   (224,069)    $   (265,534)
                                                              ============     ============     ============     ============

Basic loss per common share                                   $      (0.75)    $      (0.99)    $      (2.95)    $      (3.76)
                                                              ============     ============     ============     ============

Weighted average common shares used in computing
     basic loss per common share                                75,968,000       72,758,000       75,863,000       70,692,000
                                                              ============     ============     ============     ============

                          WESTERN WIRELESS CORPORATION
                  SUPPLEMENTARY FINANCIAL AND OPERATIONAL DATA
                             (Dollars in thousands)
                                   (Unaudited)

             (Note: The following table sets forth certain selected
            financial and operating data of the company for the three
               months and years ended December 31, 1998 and 1997)


                                                     THREE MONTHS ENDED DECEMBER 31,
                                            -------------------------------------------------
                                                      1998                       1997
                                            ----------------------     ----------------------
                                             CELLULAR       PCS         CELLULAR       PCS
                                            ---------    ---------     ---------    ---------
Revenues:
    Subscriber revenues                     $  88,248    $  41,692     $  71,904    $  16,303
    Roamer revenues                            22,075        1,060        11,940          227
    Equipment sales                             4,602       12,633         3,948        7,736
    Other revenues                              1,297                      1,324
                                            ---------    ---------     ---------    ---------
                Total revenues                116,222       55,385        89,116       24,266
                                            ---------    ---------     ---------    ---------

Operating expenses:
    Cost of service                            15,579       15,965        12,424       11,197
    Cost of equipment sales                     8,925       24,188         9,654       16,017
    General and administrative                 24,527       19,158        18,416       15,278
    Sales and marketing                        24,410       30,703        18,049       14,572
    Depreciation and amortization              20,161       22,525        17,267       19,276
                                            ---------    ---------     ---------    ---------
                Total operating expenses       93,602      112,539        75,810       76,340
                                            ---------    ---------     ---------    ---------
Operating income (loss)                     $  22,620    $ (57,154)    $  13,306    $ (52,074)
                                            =========    =========     =========    =========

EBITDA                                      $  42,781    $ (34,629)    $  30,573    $ (32,798)

Ending subscribers                            660,400      322,400       520,000      128,600
                                            =========    =========     =========    =========

                                                     TWELVE MONTHS ENDED DECEMBER 31,
                                            -------------------------------------------------
                                                       1998                     1997
                                            ----------------------     ----------------------
                                             CELLULAR       PCS         CELLULAR       PCS
                                            ---------    ---------     ---------    ---------
Revenues:
    Subscriber revenues                     $ 330,050    $ 123,966     $ 245,364    $  52,360
    Roamer revenues                            66,744        3,506        39,750          227
    Equipment sales                            14,699       40,490        12,353       25,143
    Other revenues                              5,127                      5,381
                                            ---------    ---------     ---------    ---------
                Total revenues                416,620      167,962       302,848       77,730
                                            ---------    ---------     ---------    ---------

Operating expenses:
    Cost of service                            55,592       50,978        47,001       43,183
    Cost of equipment sales                    33,149       77,071        29,698       53,469
    General and administrative                 88,888       75,343        60,865       51,678
    Sales and marketing                        83,309       85,447        61,409       59,466
    Depreciation and amortization              74,402       83,767        66,595       66,875
                                            ---------    ---------     ---------    ---------
                Total operating expenses      335,340      372,606       265,568      274,671
                                            ---------    ---------     ---------    ---------
Operating income (loss)                     $  81,280    $(204,644)    $  37,280    $(196,941)
                                            =========    =========     =========    =========

EBITDA                                      $ 155,682    $(120,877)    $ 103,875    $(130,066)
                                            =========    =========     =========    =========

Ending subscribers                            660,400      322,400       520,000      128,600
                                            =========    =========     =========    =========

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WESTERN WIRELESS CORPORATION

                                            Dated:  February 17, 1999

                                            By  /s/ Alan R. Bender
                                               ---------------------------------
                                            Alan R. Bender
                                            Senior Vice President and
                                            General Counsel